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                                                                    EXHIBIT 99.1

JOINT FILER INFORMATION

The undersigned filer has designated Judy Salem as the "Designated Filer" for the purposes of the attached Form 3:

         The Estate of Robert Salem ("Estate")
         15 Equestrian Ridge
         Newtown, Connecticut 06470

Issuer & Ticker Symbol: Home Diagnostics, Inc. (HDIX)

Date of Event Requiring Statement: 09/20/2006


Signature:    /s/ DAVID WAYNE WINTERS
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             By: David Wayne Winters, Attorney-in-Fact
             For Judy Salem, Executrix of The Estate of
             Robert Salem, and for The Estate of Robert Salem